Exhibit 99.1

BREAD FINANCIAL ANNOUNCES EARLY TENDER RESULTS OF ITS PREVIOUSLY ANNOUNCED CASH TENDER OFFER

Columbus, Ohio, June 5, 2025 – Bread Financial Holdings, Inc. (NYSE: BFH) (“Bread Financial” or the “Company”) announced that as of 5:00 p.m., New York City time, on June 4, 2025 (the “Early Participation Date”), pursuant to and in accordance with its previously announced cash tender offer (the “Tender Offer”), approximately $536,786,000 in aggregate principal amount of the Company’s 9.750% Senior Notes due 2029 (the “Notes”) had been validly tendered and not validly withdrawn on or prior to the Early Participation Date, which, if and when accepted for purchase up to $150,000,000 in aggregate principal amount of Notes (the “Tender Cap”) by the Company pursuant to the terms and conditions of the Tender Offer, would result in Total Consideration (as defined below) (excluding accrued interest payable) of $1,071.25 for each $1,000 principal amount of Notes, which Total Consideration was determined in accordance with the terms of the Tender Offer based on the principal amount of Notes tendered and the Bid Premiums (as defined in the Offer to Purchase (as defined below)) at which such tenders were made.

Title of Security	CUSIP / ISIN	Aggregate Outstanding Principal Amount	Aggregate Principal Amount Tendered(1)	Aggregate Principal Amount Expected to be Accepted for Purchase(2)(3)	Total Consideration(4)(5)
9.750% Senior Notes due 2029	144A: 018581AP3 / US018581AP34 Reg S: U01797AK2 / USU01797AK20 Reg S: U01797AL0 / USU01797AL03	$900,000,000	$536,786,000	$149,988,000	$1,071.25

(1)	As of the Early Participation Date.

(2)

Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Company anticipates that Notes will be accepted for purchase in accordance with the terms of the Tender Offer on June 9, 2025. However, there can be no assurance that the conditions set forth in the Offer to Purchase will be satisfied or waived.

(3)	In the case of Notes expected to be accepted for purchase on a prorated basis, the amounts set forth in the table reflect the Proration Factor (as defined below).

(4)	Per $1,000 principal amount of Notes accepted for purchase by the Company.

(5)	Includes the Early Participation Amount of $50.00 (as defined below).

The Tender Offer is described in the Offer to Purchase, dated May 21, 2025 (as it may be amended or supplemented, the “Offer to Purchase”). As set forth in the Offer to Purchase, holders of Notes (“Holders”) who validly tendered and did not withdraw their Notes on or prior to the Early Participation Date, and whose Notes are accepted for purchase, will be entitled to receive the “Total Consideration,” which includes an early participation amount of $50.00 per $1,000 principal amount of Notes (the “Early Participation Amount”). In addition, accrued and unpaid interest will be paid on all Notes validly tendered (and not validly withdrawn) and accepted for purchase from the applicable last interest payment date to, but not including, the date on which the Notes are purchased.

The Withdrawal Date (as defined in the Offer to Purchase) occurred at 5:00 p.m., New York City time, on June 4, 2025 and has not been extended. Therefore, Holders who validly tendered and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on June 4, 2025 may not withdraw their tendered Notes.

Although the Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 20, 2025, unless extended or terminated, because the aggregate principal amount of Notes validly tendered and not validly withdrawn on or prior to the Early Participation Date has exceeded the Tender Cap, there will be no Final Payment Date (as defined in the Offer to Purchase) and no Notes tendered after the Early Participation Date will be accepted for purchase.

Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Company anticipates that settlement of Notes accepted for purchase will occur on June 9, 2025 (the “Early Payment Date”), and that on such date the Company will accept for purchase Notes tendered as of the Early Participation Date at a Bid Price (as defined in the Offer to Purchase) that results in a Bid Premium equal to or less than $31.25 (the “Clearing Premium”), as described in the Offer to Purchase. Since the purchase of all Notes validly tendered (and not validly withdrawn) at or below the Clearing Premium would result in the purchase of Notes for aggregate cash consideration payable to Holders in excess of the Tender Cap, the Company expects to first accept for purchase all Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Date with a Bid Price that would result in a Bid Premium less than the Clearing Premium and, second, the Company expects to accept for purchase all Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Date with a Bid Price that would result in a Bid Premium equal to the Clearing Premium on a prorated basis. The Company has been advised by Ipreo LLC, the information agent and tender agent for the Tender Offer, that the applicable proration factor for Notes validly tendered and not validly withdrawn at a Bid Price that results in a Bid Premium equal to the Clearing Premium would be approximately 77.538% (the “Proration Factor”). Notes validly tendered (and not validly withdrawn) at a Bid Price that results in a Bid Premium in excess of the Clearing Premium will not be accepted for purchase pursuant to the Tender Offer and any Notes not accepted for purchase will be promptly returned to Holders following the date hereof. Notes validly tendered (and not validly withdrawn) at a Bid Price that results in a Bid Premium equal to the Clearing Premium that are not accepted for purchase pursuant to the Tender Offer based on the Proration Factor will be returned to Holders promptly.

J.P. Morgan Securities LLC acted as sole lead dealer manager for the tender offer (the “Sole Lead Dealer Manager”), and BMO Capital Markets Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Fifth Third Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC served as co-dealer managers for the tender offer (the “Co-Dealer Managers” and, together with the Sole Lead Dealer Manager, the “Dealer Managers”).

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offer was made only by, and pursuant to the terms of, the Offer to Purchase. The tender offer was not made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offer be made by a licensed broker or dealer, the tender offer was made by the Dealer Managers on behalf of the Company. None of the Company, Ipreo LLC as Tender and Information Agent, or the Dealer Managers, nor any of their respective affiliates, has made any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offer.

Cautionary Statement on Forward-Looking Language

This news release may contain forward-looking statements, including, but not limited to, our financing plans and the details thereof, including the proposed tender offer of the Notes and the other expected effects of such transaction. Forward-looking statements may generally be identified by the use of the words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,”

“should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts and natural disasters; future credit performance of the Company’s customers, including the level of future delinquency and write-off rates; loss of, or reduction in demand for services from, significant brand partners or customers in the highly competitive markets in which the Company competes; the concentration of the Company’s business in U.S. consumer credit; increases or volatility in the Allowance for credit losses that may result from the application of the current expected credit loss (CECL) model; inaccuracies in the models and estimates on which the Company relies, including the amount of its Allowance for credit losses and our credit risk management models; increases in fraudulent activity; failure to identify, complete or successfully integrate or disaggregate business acquisitions, divestitures and other strategic initiatives, including, with respect to divested businesses, any associated guarantees, indemnities or other liabilities; the extent to which the Company’s results are dependent upon its brand partners, including its brand partners’ financial performance and reputation, as well as the effective promotion and support of the Company’s products by brand partners; increases in the cost of doing business, including market interest rates; the Company’s level of indebtedness and inability to access financial or capital markets, including asset-backed securitization funding or deposits markets; restrictions that limit the ability of Comenity Bank and Comenity Capital Bank (the “Banks”) to pay dividends to the Company; pending and future litigation; pending and future federal, state, local and foreign legislation, regulation, supervisory guidance and regulatory and legal actions including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; increases in regulatory capital requirements or other support for the Banks; impacts arising from or relating to the transition of the Company’s credit card processing services to third party service providers that it completed in 2022; failures or breaches in the Company’s operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects, failure of its information security controls or otherwise; loss of consumer information or other data due to compromised physical or cyber security, including disruptive attacks from financially motivated bad actors and third party supply chain issues; and any tax or other liability or adverse impacts arising out of or related to the spinoff of the Company’s former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries and subsequent litigation or other disputes. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and the Company undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

About Bread Financial

Bread Financial® (NYSE: BFH) is a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions to millions of U.S consumers. Our payment solutions, including Bread Financial general purpose credit cards and savings products, empower our customers and their passions for a better life. Additionally, we deliver growth for some of the most recognized brands in travel & entertainment, health & beauty, jewelry and specialty apparel through our private label and co-brand credit cards and pay-over-time products providing choice and value to our shared customers.

Contacts

Brian Vereb – Investor Relations

Brian.Vereb@BreadFinancial.com

Susan Haugen – Investor Relations

Susan.Haugen@BreadFinancial.com

Rachel Stultz – Media

Rachel.Stultz@BreadFinancial.com

4